Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63
OF TITLE 18 OF THE UNITED STATES CODE

I, R. Clinton Pyatt, the Chief Executive Officer of Gold Ridge Resources, Inc., certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

1.	The Quarterly Report Under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 on Form 10-Q for the Quarterly Period ended September 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Quarterly Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-Q for the Quarterly Period ended September 30, 2014 fairly presents, in all material respects, the financial condition and results of operations of Gold Ridge Resources, Inc. and its subsidiaries.

 /s/ R. Clinton Pyatt
R. Clinton Pyatt
President and Chief Executive Officer
December 24, 2014